UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007 (May 31, 2007)

FACE PRINT GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-51853	33-0619256
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 E. Herndon Ave., Suite 115 Fresno, California	93720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 436-1060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Face Print Global Solutions, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-KSB entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Canon Bryan

On May 31, 2007, Canon Bryan resigned from his position as Chief Financial Officer of the Company.

Appointment of Pierre Cote

On May 31, 2007, the Company appointed Pierre Cote, the Company’s Chief Executive Officer and Chairman of the Board, as its interim Chief Financial Officer. Mr. Cote will serve all three positions concurrently.

The Company will not enter into a new employment agreement with Mr. Cote for his appointment as interim Chief Financial Officer, and the terms of his existing employment agreement, effective January 1, 2005 (“Employment Agreement”), remain in effect. Under the Employment Agreement, Mr. Cote’s salary is $132,000 per annum. As an inducement to enter into the Employment Agreement, Mr. Cote was entitled to 7,000,000 shares of the Company’s common stock upon execution of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Cote will also receive an additional aggregate of 3,000,000 shares of the Company’s common stock, to be paid in equal installments per quarter, which commenced on April 1, 2005. The term of the Employment Agreement is three years, continuing in effect automatically until thirty days’ written notice is received by either party.

Mr. Cote has been an officer and/or director of the Company since 2003. Prior to joining the Company, Mr. Cote spent the period June 2002 through February 2003 investigating various business opportunities. In July 2001, Mr. Cote founded IQ Biometrix California, Inc., a company that developed facial recognition software and which he took public in 2002. Mr. Cote left IQ Biometrix in June 2002. In addition to his various business positions, Mr. Cote is also a private investor.

There are no family relationships between Mr. Cote and any of our directors or other executive officers.

There are no related party transactions to report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Letter of Resignation, dated May 31, 2007 and signed by Canon Bryan

10.2	Employment Agreement, dated January 1, 2005, between FGS, Inc. and Pierre Cote *
________________________
*	Filed as Exhibit 10.3 to the Registration Statement on Form SB-2 filed with the SEC on March 29, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACE PRING GLOBAL SOLUTIONS, INC.
(Registrant)

Date: May 31, 2007
/s/ Pierre Cote
Pierre Cote, Chief Executive Officer